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                    TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

                                 by and between

                    Security Life of Denver Insurance Company

                     ING North America Insurance Corporation

                                       and

                            Scottish Re (U.S.), Inc.

                          Dated as of December 31, 2004







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                                TABLE OF CONTENTS

                                                                            Page

Section 1.  Definitions........................................................2
Section 2.  Owned Principally-Used Computer Programs...........................2
Section 3.  Owned Generally Used Programs......................................4
Section 4.  Licensed Computer Programs.........................................4
Section 5.  Data and Databases.................................................5
Section 6.  Recapture of Retroceded Business...................................5
Section 7.  Improvements.......................................................6
Section 8.  Further Actions....................................................7
Section 9.  Representations and Warranties.....................................7
Section 10. Indemnity..........................................................8
Section 11. Arbitration........................................................9
Section 12. Delivery By Sellers...............................................10
Section 13. Other Computer Programs...........................................10
Section 14. Equitable Rights..................................................11
Section 15. Term..............................................................11
Section 16. Miscellaneous.....................................................11



Schedules

Schedule 4     Assumed Computer Programs
Schedule 7     Improvements
Schedule 13    Approved Desktop Software

     This TECHNOLOGY TRANSFER AND LICENSE AGREEMENT (this "Agreement"), dated as of December 31, 2004 (the "Effective Date"), is entered into by and between Security Life of Denver Insurance Company, an insurance company formed and doing business under the laws of the state of Colorado and maintaining its principal offices at 1290 Broadway, Denver, CO 80203, ING North America Insurance Corporation, a corporation formed and doing business under the laws of the state of Delaware and maintaining its principal offices at 5780 Powers Ferry Road NW, Atlanta, GA 30327 ("Sellers") and Scottish Re (U.S.), Inc. an insurance company formed and doing business under the laws of the state of Delaware and maintaining its principal offices at 13840 Ballantyne Corporate Place, Suite 500 Charlotte, NC 28277 ("Purchaser").

                              W I T N E S S E T H:

     WHEREAS, Security Life of Denver Insurance Company and Security Life of Denver International Limited, on the one hand, and Scottish Re Group Limited and Scottish Re (U.S.), Inc., on the other hand, have entered into that certain Asset Purchase Agreement, dated October 17, 2004 (hereinafter, the "Asset Purchase Agreement; and


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     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the parties' obligation to consummate the transactions contemplated by the Asset Purchase Agreement;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants, conditions and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     Section 1. Definitions. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

     Section 2. Owned Principally-Used Computer Programs.

     (a) Subject to the retention of certain rights by Sellers pursuant to Sections 2(a)(iii) and 2(b) below, Sellers hereby sell, assign, transfer and convey to Purchaser all of Sellers' right, title and interest in and to the Owned Principally-Used Computer Programs, as set forth in Schedule 3.13(a) of the Asset Purchase Agreement, and any Improvements (as defined herein) as they exist as of the Closing.

          (i) The foregoing sale, assignment, transfer and conveyance in Section 2(a) expressly excludes the following SAGE components as enumerated on said Schedule 3.13(a) to the Asset Purchase Agreement: (A) IMR Framework Tools of CGI Information Systems & Management Consultants, Inc. ("CGI") and e-WAM tools from Wyde Corporation ("Wyde") (together, the "SAGE Tools"), which SAGE Tools shall be deemed Assumed Computer Programs as described in Section 4 hereof, and (B) those portions of SAGE created prior to September 15, 2002 owned by CGI (the "Licensed SAGE Portions" and, together with the SAGE Tools, the "CGI SAGE Components"), which Licensed SAGE Portions shall not be deemed Assumed Computer Programs hereunder, as to which Sellers have rights under certain licenses as set forth on Schedule 1.1(a) to the Asset Purchase Agreement, as amended (the "CGI Licenses").

          (ii) Each of the Sellers hereby assigns to Purchaser (A) all of its rights and benefits in, and to the use of, the CGI SAGE Components, together with any and all related documentation and supporting material, howsoever derived and (B) all of its rights in the CGI Licenses.

          (iii) Purchaser acknowledges that Sellers may retain rights from CGI and Wyde with respect to use of the CGI SAGE Components or may enter into a new license with CGI or Wyde with respect to use of the CGI SAGE Components. In either event, Sellers agree that (A) neither the rights retained by Sellers (or any one of them) nor any new license with respect to the use of the CGI SAGE Components shall diminish or otherwise derogate from rights granted to Purchaser hereunder or under the Asset Purchase Agreement to use the CGI SAGE Components in the same manner as used by or for Sellers prior to the Closing Date and
          (B) Sellers will not take any action (including without limitation


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          breaching the CGI Licenses) that will diminish or otherwise derogate from rights granted to Purchaser hereunder or under the Asset Purchase Agreement to use the CGI SAGE Components in the same manner as used by or for Sellers prior to the Closing Date.

     (b) Sellers hereby retain, and Purchaser hereby grants to Sellers, a worldwide, fully paid up, royalty-free, perpetual, non-exclusive license to use, execute, reproduce, display, perform, sublicense, distribute solely within Sellers and their Affiliates, modify, and create derivative works of (to include any revision, modification, translation, abridgment, condensation, expansion or compilation) the Owned Principally-Used Computer Programs (excluding the CGI SAGE Components) solely for (i) internal use by Sellers and any Affiliate of Sellers and (ii) use in connection with providing services to Purchaser pursuant to the Transition Services Agreement (the "Sellers' License"). In no event shall Sellers (or any of their Affiliates or successors) sublicense, distribute or display the Owned Principally-Used Computer Programs or any significant portion thereof (other than the SAGE Tools) to any third parties, other than consultants who are assisting Sellers, any Affiliate of Sellers or any successor of Sellers, in connection with the relevant Computer Programs, provided that such consultants have executed written confidentiality agreements containing limitations on use and disclosure substantially similar to those in the Confidentiality Agreement. Purchaser shall have no duty hereunder to deliver software or documentation to Sellers in support of this grant of Sellers' License; provided, that upon the reasonable request of Sellers, at Sellers' expense, Purchaser shall provide Sellers with a copy of any of the Owned Principally-Used Computer Programs as the same existed on the Effective Date.

     (c) Purchaser hereby disclaims any and all liability with respect to the Owned Principally-Used Computer Programs licensed to Sellers under the Sellers' License, including without limitation liability arising out of or resulting from any representations or warranties as to the Owned Principally-Used Computer Programs, including without limitations any representations or warranties that the Owned Principally-Used Computer Programs will be uninterrupted or error free or will operate in combination with any other software programs or data. The Sellers' License for the Computer Programs described in Section 2(b) above is provided "AS IS" as of the Closing Date. Purchaser expressly disclaims all representations or warranties as to the Computer Programs licensed to Sellers under the Sellers' License, including without limitation representations or warranties that the Computer Programs licensed pursuant to such Sellers' License will be uninterrupted or error free or will operate in combination with any other software programs or data.

     (d) Sellers covenant to Purchaser that, at and after the Closing Date, Sellers (and their Affiliates and successors) shall exercise any license that they have in the Licensed SAGE Portions (whether such license is independently obtained from CGI or otherwise retained in accordance with Section 2(a)(iii)) solely for (i) internal use by Sellers and any Affiliate and (ii) use in connection with providing services to Purchaser pursuant to the Transition Services Agreement. In no event shall Sellers (or any of their Affiliates or successors) sublicense, distribute or display SAGE, or any component thereof (including Licensed SAGE Portions), to third parties, other than consultants who are assisting Sellers or any Affiliate or successors of Sellers in connection with the relevant Computer Programs, provided that such consultants have


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executed written confidentiality agreements containing limitations on use and disclosure substantially similar to those in the Confidentiality Agreement.

     (e) Sellers shall promptly notify Purchaser if Sellers learn of or receive notice that any third party is infringing any of the Owned Principally-Used Programs or any Implemented Improvements (as defined in Section 7(b) of this Agreement) licensed hereunder, if any, and shall provide reasonable cooperation to Purchaser, at Purchaser's expense, in the investigation and prosecution (either civil or criminal) of any claims related thereto.

     Section 3. Owned Generally Used Programs.

     (a) Sellers hereby grant to Purchaser a worldwide, royalty-free, fully paid up, non-exclusive, perpetual, irrevocable, unrestricted license to use, execute, reproduce, display, perform, sublicense, distribute, modify, and create derivative works of (to include any revision, modification, translation, abridgement, condensation, expansion or compilation) the Owned Generally-Used Computer Programs, if any.

     (b) Sellers shall retain ownership of and unrestricted rights in the Owned Generally-Used Computer Programs, if any, subject to the license to Purchaser granted in Section 3(a).

     Section 4. Licensed Computer Programs.

     (a) Sellers represent and warrant, as of the Closing, that (i) the applicable Seller or Affiliate of Sellers is licensee of each of the Licensed Computer Programs, as set forth in Schedule 3.13.(c) of the Asset Purchase Agreement and (ii) they have obtained the consent of each licensor of the Licensed Computer Programs to permit Sellers to assign the relevant Licensed Computer Program License to Purchaser or its designee. Those Licensed Computer Programs for which sufficient consents have been obtained by Sellers to assign the licenses for such Licensed Computer Programs are hereby duly assigned to Purchaser and shall be termed herein "Assumed Computer Programs" and are set forth on Schedule 4 hereto. Purchaser hereby assumes and agrees to perform, and shall be bound by all of the obligations of, and restrictions on the "licensee" under, each of the Licensed Computer Program Licenses relating to the Assumed Computer Programs.

     (b) Purchaser acknowledges that, to the extent permitted by each Assumed Computer Program license agreement or pursuant to a written consent from the applicable "licensor," Sellers will retain the right to access, use and execute the Assumed Computer Programs, subject to the following limitations:

          (i) Purchaser hereby disclaims any and all liability with respect to the Assumed Computer Programs that are the subject of such rights retained by Sellers, including without limitation liability arising out of or resulting from any representations or warranties as to the Assumed Computer Programs that are the subject of such rights retained by Sellers hereunder, including without limitations any representations or warranties that the Assumed Computer Programs will be uninterrupted or error free or will operate in combination with any other software programs or data.


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          (ii) Sellers shall abide by the terms of each applicable Assumed
          Computer Program license.

          (iii) Purchaser shall not incur any incremental charge by reason of Sellers' use of any Assumed Computer Program.

          (iv) Sellers shall be fully liable for any and all breaches of the Licensed Computer Program Licenses relating to the Assumed Computer Programs attributable to the acts or omissions of Sellers, except for any such acts or omissions of Sellers related to the performance of the Transition Services (as defined in the Transition Services Agreement) taken at the request or direction of Purchaser, for which Purchaser shall be solely liable.

Purchaser shall have no duty hereunder to deliver software or documentation to Sellers in support of Sellers' retained rights; provided, that upon the reasonable request of Sellers, at Sellers' expense, Purchaser shall provide Sellers with a copy of the same as it existed on the Effective Date.

Section 5. Data and Databases.

     (a) Subject to Section 5(b) below, Sellers hereby sell, assign, transfer and convey to Purchaser all of Sellers' right, title and interest in and to the Databases and Data.

     (b) The foregoing sale, assignment, transfer and conveyance in Section 5(a) is subject to the Sellers' right to retain a single instance of the Data and the Databases as they exist as of the Closing Date. With respect to any Data the use of which is subject to a contract or license assigned by Sellers to Purchaser pursuant to the Asset Purchase Agreement, Sellers shall only retain such Data to the extent such retention is permitted by such contract or license. Sellers shall retain any such instance of the Data and Databases solely (i) for internal use by Sellers and each Affiliate of Sellers and (ii) to provide services to Purchaser and its Affiliates under the terms of the Transition Services Agreement. In no event shall Sellers (or any of their Affiliates or successors) sublicense, distribute or display the Data or Databases to any third parties, other than consultants who are assisting Sellers, any Affiliate of Sellers or any successor of Sellers, in connection with the relevant Data or Databases, provided that such consultants have executed written confidentiality agreements containing limitations on use and disclosure substantially similar to those in the Confidentiality Agreement. Except as set forth in the Asset Purchase Agreement or pursuant to Section 6 below, Purchaser shall have no duty hereunder to deliver all or any part of the Data or any Database; provided, that upon the reasonable request of Sellers, at Sellers' expense, Purchaser shall provide Sellers with a copy of the same as it existed on the Effective Date.

Section 6. Recapture of Retroceded Business.

     (a) Purchaser shall maintain the Data and Databases which continue to be relevant to the Business (including any additions, deletions and modifications thereto) (i) in a manner consistent with Purchaser's then-current practices in maintaining other data relevant to the Business, (ii) in a manner substantially in accordance with industry standards and (iii) in a


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manner that permits its segregation from other data unrelated to the Business for purposes of transitioning the Business to Sellers in accordance with Section 6(c) hereof in the event that Sellers terminate the Administrative Services Agreement in connection with a recapture of the Covered Insurance Contracts pursuant to the Reinsurance Agreements. Purchaser shall take such other actions as may reasonably be necessary from time to time to ensure that the Data and Databases are preserved so that they may be available for purposes of transitioning the Business to Sellers in accordance with Section 6(c) hereof in the event of such a recapture of the Business.

     (b) Purchaser shall comply with all Legal Requirements, and those regulatory and contractual requirements of Sellers and their Affiliates applicable to the Business immediately prior to the Closing, with regard to confidential information included in the Data or Databases, for so long as the retroceded business remains subject to recapture by Sellers.

     (c) In the event Sellers terminate the Administrative Services Agreement in connection with a recapture of the Covered Insurance Contracts pursuant to the Reinsurance Agreements, and subject to any third party restrictions and any required third party consents, Purchaser shall grant to Sellers such licenses to current versions of all computer programs (including any Computer Programs), databases (including any Databases) and data (including any Data) solely for the purpose of, and only to the extent necessary for, administering the Business during the period of such recapture. Purchaser and Sellers shall cooperate in any transition of the Business from Purchaser to Sellers in the event of such recapture, and Purchaser shall share equally all costs of soliciting and securing any necessary consents from third parties with interests in the relevant computer programs (including any Computer Programs), databases (including any Databases) and data (including any Data).

     Section 7. Improvements.

     (a) Schedule 7 hereto lists certain projects undertaken by Sellers prior to October 17, 2004 to improve or enhance the performance or utility of certain Computer Programs for which there is demonstrable work product that is identified by Sellers to Purchaser on Schedule 7 (collectively, "Improvements"). Purchaser may elect, in its sole discretion and for its benefit, to continue to develop one or more Improvements. In no event shall any modifications to the Computer Programs made by or on behalf of Purchaser that are not identified on
Schedule 7 and for which there is not demonstrable work product prior to October 17, 2004 be deemed "Improvements."

     (b) If, within the one year period following the date hereof, Purchaser completes any such Improvement (with completion being deemed to occur upon the commencement of the use of any such Improvement in a production environment) (an "Implemented Improvement"), Purchaser shall (i) provide Sellers with a copy of such Implemented Improvement in machine readable form, on media in use by Purchaser at the time, and (ii) grant a license for such Implemented Improvement to Sellers on the same terms as set forth in Sections 2(b) and 2(c) above and subject to the conditions of 2(e); provided, however, that in no event shall Purchaser be required to provide such a copy or such a license if Purchaser's licenses with third parties would prohibit (either implicitly or explicitly) Purchaser from providing such a copy or such a license. This section 7(b) shall not (A) bind any third party purchaser or assignee of the Computer Programs to which the Improvements relate, unless such purchaser or assignee is an


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Affiliate of Purchaser, or (B) encumber Purchaser's right to sell, assign, transfer or otherwise convey the same to any third party that is not an Affiliate of Purchaser.

     Section 8. Further Actions. At the reasonable request of either party from time to time, the other party shall use commercially reasonable efforts to deliver such materials or copies, execute and deliver such documents, take such actions, make such statements, or deliver or file such materials, or to cause any Affiliate of such party to do the same, as may be necessary to record, perfect, establish, memorialize or enforce any disposition of property documented herein.

     Section 9. Representations and Warranties.

     (a) Sellers hereby represent and warrant as follows:

          (i) The Owned Generally-Used Computer Programs, if any, and the Owned Principally-Used Computer Programs materially comply with their written specifications (if any) and do not contain back doors, Trojan horses, viruses, worms, drop dead devices, time bombs, malware or spyware, or other software routines or hardware components designed to permit unauthorized access, or to disable or erase software, hardware or data, or to perform similar other actions;

          (ii) Sellers have the authority and any and all necessary consents (copies of which have been provided to Purchaser) to assign to Purchaser the CGI Licenses and Sellers rights in the CGI SAGE Components;

          (iii) Sellers have the authority and any and all necessary consents (copies of which have been provided to Purchaser) to assign to Purchaser hereunder the licenses for the Assumed Computer Programs;

          (iv) All Data and the Databases are owned or legally possessed by Sellers, and Sellers have authority to transfer their rights in and to the Data and the Databases and the use thereof to Purchaser on the terms described herein;

          (v) Sellers (A) have all rights necessary to (x) use, execute, reproduce, display, perform, sublicense, create derivative works of (to include any revision, modification, translation, abridgment, condensation, expansion or compilation) or otherwise exercise rights in SAGE as it exists as of the Closing, as Sellers have historically done in the Business, (y) access and use the SAGE source code, as Sellers have historically accessed and used the same in the Business and (z) modify or create derivative works from (to include any revision, modification, translation, abridgment, condensation, expansion or compilation) SAGE as Sellers have historically done in the Business and (B) have not violated any of the CGI Licenses by virtue of the modifications made to SAGE by Sellers or access to or use of SAGE source code by Sellers prior to the Closing; and

          (vi) Purchaser's continued exercise of the rights described in Section 9(a)(v) following the Closing shall not violate any right or infringe any intellectual property rights of any third party.


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     (b) Except as expressly set forth herein or in the Asset Purchase
Agreement, NEITHER PARTY MAKES OR RECEIVES ANY WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY CONCERNING THE OWNED PRINCIPALLY-USED COMPUTER PROGRAMS, OWNED GENERALLY-USED COMPUTER PROGRAMS, LICENSED COMPUTER PROGRAMS, DATA AND DATABASES, INCLUDING, WITHOUT LIMITATION, ALL WARRANTIES OF TITLE, MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

     Section 10. Indemnity.

     (a) Indemnification by Sellers. Sellers agree to indemnify and hold harmless Purchaser and each of its directors, officers, employees, agents, representatives and Affiliates (and the directors, officers, employees, representatives and agents of such Affiliates) from any and all Losses to the extent they result from (i) third party claims arising out of or caused by any breach of any of the representations and warranties set forth herein or (ii) claims by CGI, Wyde or either of their successors arising out of or based upon Sellers' or any Affiliates' of Sellers use or possession of the CGI SAGE Components, (iii) third party claims arising out of or based upon (A) the delivery by Purchaser of copies of any of the Computer Programs, Data or Databases to Sellers, upon Sellers' request, in accordance with the terms of this Agreement, or (B) Sellers' failure to remove any operating system software or system or application software right-to-use licenses from the Transferred Assets as required by Section 13 hereof, or (iv) any successful enforcement of this indemnity.

     (b) Indemnification by Purchaser. Purchaser agrees to indemnify and hold harmless Sellers and each of their directors, officers, employees, agents, representatives and Affiliates (and the directors, officers, employees, representatives and agents of such Affiliates) from any and all Losses to the extent they result from (i) third party claims arising out of or caused by any breach of any of Purchaser's obligations under Section 6 hereof, (ii) third party claims arising out of or resulting from any access or use of the Approved Desktop Software (as defined in Section 13 hereof) by (A) Purchaser, its Affiliates or their respective employees, agents and representatives or (B) Sellers or any Affiliate or Subcontractor of Sellers, to the extent that such access or use of the Approved Desktop Software is in connection with the provision of any Transition Services or any Special Project hereunder, or (iii) any successful enforcement of this indemnity.

     (c) Indemnification Procedures. In the event either Purchaser or Sellers shall have a claim for indemnity against the other party under the terms of this Agreement with respect to a third-party claim, the parties shall follow the procedures set forth in Section 10.3 of the Asset Purchase Agreement. The parties hereto shall follow the procedures set forth in Section 11 hereof with respect to any other claim for indemnity.

     (d) Limitations on Indemnification. Any indemnification obligation of Sellers hereunder shall be in accordance with the terms and conditions applicable to breaches of representations and warranties set forth in Article X of the Asset Purchase Agreement, including, without limitation, Sections 10.4 and 10.5 of the Asset Purchase Agreement. For the avoidance of doubt, the dollar limitations set forth in Section 10.4(c) of the Asset Purchase Agreement shall


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be applied to any breaches of representations or warranties in this Agreement as though such representations and warranties had been set forth in the Asset Purchase Agreement.

     Section 11. Arbitration.

     (a) Arbitration. After the Closing Date, except with regard to the relief set forth in Section 14, any dispute between Purchaser and Sellers with reference to the interpretation or performance of this Agreement, whether such dispute arises before or after the termination of this Agreement, shall be decided through negotiation and, if necessary, arbitration as set forth in this
Section 11. The parties intend this Section 11 to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C., Section 1) including any amendments to that Act which are subsequently adopted. In the event that either party refuses to submit to arbitration as required by Section 11(a), the other party may request the court specified in Section 16(f) to compel arbitration in accordance with the Federal Arbitration Act.

     (b) Procedures. Sellers and Purchaser intend that any dispute between them arising under this Agreement be resolved without resort to any litigation. Accordingly, Sellers and Purchaser agree that they will negotiate diligently and in good faith to agree on a mutually satisfactory resolution of any such dispute; provided, however, that if any such dispute cannot be so resolved by them within sixty (60) calendar days (or such longer period as the parties may agree) after commencing such negotiations, Sellers and Purchaser agree that they will submit such dispute to arbitration in the manner specified in, and such arbitration proceeding will be conducted in accordance with, the Commercial Arbitration Rules of the American Arbitration Association.

     The arbitration hearing will be before a panel of three disinterested arbitrators, each of whom must be a present or former officer of a life insurance or life reinsurance company familiar with the life reinsurance business, or other professionals with experience in life insurance or reinsurance, provided that such professionals shall not have performed services for either party within the previous five (5) years, and provided further that no arbitrator shall be a former employee of either Seller or any of its Affiliates. Sellers and Purchaser will each appoint one arbitrator by written notification to the other party within thirty (30) calendar days after the date of the mailing of the notification initiating the arbitration. These two arbitrators will then select the third arbitrator within sixty (60) calendar days after the date of the mailing of the notification initiating arbitration.

     If either Sellers or Purchaser fails to appoint an arbitrator, or should the two arbitrators be unable to agree upon the choice of a third arbitrator, the president of the American Arbitration Association will appoint the necessary arbitrators within thirty (30) calendar days after the request to do so.

     The arbitrators shall base their decision on the terms and conditions of this Agreement. However, if the terms and conditions of this Agreement do not explicitly dispose of an issue in dispute between the parties, the arbitrators may base their decision on the customs and practices of the life insurance and life reinsurance industry together with an interpretation of the law. The vote or approval of a majority of the arbitrators will decide any question considered by the arbitrators. The place of arbitration will be determined by the arbitrators. Each decision


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(including without limitation each award) of the arbitrators will be final and binding on all parties and will be nonappealable, except that (at the request of either Sellers or Purchaser) any award of the arbitrators may be confirmed (or, if appropriate, vacated) by a judgment entered by the court specified in Section 16(f). In no event may the arbitrators award punitive or exemplary damages, except for the liable party's fraud, theft, embezzlement or other intentional acts or omissions of bad faith. Each party will be responsible for paying (i) all fees and expenses charged by its respective counsel, accountants, actuaries, and other representatives in conjunction with such arbitration and (ii) one-half of the fees and expenses charged by each arbitrator.

     Section 12. Delivery By Sellers.

     (a) All materials conveyed or licensed to Purchaser under or pursuant to this Agreement or the Asset Purchase Agreement, whether Computer Programs, Data or Databases, shall be segregated from Sellers' other materials in all material respects, at Sellers' expense, and delivered by Sellers to Purchaser (in machine-readable form, where applicable) as promptly as practicable (i) upon request by Purchaser, (ii) if not earlier requested, upon the date of termination or expiration of the Transition Services Agreement.

     (b) All Computer Programs, Data and Databases sold, assigned, transferred or conveyed to Purchaser under or pursuant to this Agreement or the Asset Purchase Agreement, or which are owned by Sellers or any Affiliate of Sellers and licensed to Purchaser under or pursuant to this Agreement or the Asset Purchase Agreement, shall be segregated from Sellers' other computer programs, data and databases in all material respects, at Sellers' expense, and delivered by Sellers (in machine-readable form) together with any available historical records thereof. With regard to Owned Principally-Used Computer Programs, such delivery shall include (i) all available source code (if available, as annotated by or for Sellers for their use or the use of any third party) and (ii) all available user and administrator documentation (as prepared by or for Sellers for their use or the use of any third party).

     (c) All third party-owned Computer Programs, Data and Databases licensed, sublicensed or as to which a license agreement is assigned to Purchaser under this Agreement or the Asset Purchase Agreement, or pursuant to either, shall be segregated from Sellers' other computer programs, data and databases in all material respects and provided to Purchaser (in machine-readable form, where applicable) together with a copy of all available ancillary third party materials.

     Section 13. Other Computer Programs. Purchaser acknowledges and agrees that Sellers are not providing any operating system software or system or application software right-to-use licenses with certain computers used by the Transferred Employees, any such software and licenses being Purchaser's sole responsibility to obtain. Purchaser further acknowledges, agrees and is notified that, to the extent any hardware constituting part of the Transferred Assets contains any software, other than the software and related components described on Schedule 13 hereto (such software and related components contained in or residing on the computers used by the Transferred Employees being collectively referred to herein as the "Approved Desktop Software"), Sellers shall remove such software as promptly as possible using commercially reasonable efforts. Purchaser shall provide Sellers with such reasonable cooperation and access (for as long as reasonably necessary) as Sellers may request for the purpose removing such


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software from the Transferred Assets, including, without limitation, access to and reasonable cooperation of any Transferred Employees with particular skills or expertise.

     Section 14. Equitable Rights. The parties acknowledge and agree that money damages would not be a sufficient remedy for any failure of either party to timely deliver materials sold, assigned or licensed to the other party, including, without limitation, any such failure upon Sellers' termination of the Administrative Services Agreement in connection with a recapture of the Covered Insurance Contracts pursuant to the Reinsurance Agreements, under or pursuant to this Agreement or the APA, and that each party shall be entitled to seek equitable relief, including, without limitation, injunction and specific performance, as a remedy for such breach by the other party and that the breaching party shall not oppose the granting of such equitable relief, unless such non-performance or breach was caused directly or indirectly by the act or omission of the party seeking such equitable relief. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to the other remedies available to a party under this Agreement.

     Section 15. Term. This Agreement shall become effective on the Effective Date and shall remain in force in perpetuity (or for the longest period permitted by law).

     Section 16. Miscellaneous.

     (a) Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be delivered personally, sent by registered or certified mail, postage prepaid, or by overnight courier with written confirmation of delivery. Any such notice shall be deemed given when so delivered personally, or if mailed, on the date shown on the receipt therefor, or if sent by overnight courier, on the date shown on the written confirmation of delivery. Such notices shall be given to the following address:

To Sellers:                        Security Life of Denver Insurance Company
                                   Security Life of Denver International Limited
                                   Attention: Mark Tullis
                                   c/o ING North America Insurance Corporation
                                   780 Powers Ferry Road NW
                                   Atlanta, GA 30327

With a concurrent copy to:         B. Scott Burton
                                   Corporate General Counsel
                                   ING North America Insurance Corporation
                                   5780 Powers Ferry Road NW
                                   Atlanta, GA 30327
And
                                   David A. Massey, Esq.
                                   Sutherland Asbill & Brennan LLP
                                   1275 Pennsylvania Ave., NW
                                   Washington, DC 20004-2415

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To Purchaser:                      Scottish Re (U.S.) Inc.
                                   13840 Ballantyne Corporate Place, Suite 500
                                   Charlotte, NC  28277
                                   Attention: Nate Gemmiti, Esq.

With a copy to:                    Stephen G. Rooney, Esq.
                                   LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                   125 West 55th Street
                                   New York, NY 10019

     (b) Entire Agreement. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement, the Asset Purchase Agreement, the Related Agreements, the Confidentiality Agreement, and the other documents delivered pursuant hereto and thereto constitute the entire agreement among the parties hereto and their respective Affiliates with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings and agreements between them with respect thereto.

     (c) Successors and Assigns. The rights and obligations of the parties under this Agreement shall not be subject to assignment, and any attempted assignment shall be invalid ab initio; provided, that the foregoing shall not be construed to limit in any way Purchaser's rights to assign the Computer Programs, Data, Databases and related agreements and materials conveyed, transferred, assigned or licensed to Purchaser hereunder. The terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the successors of the parties hereto.

     (d) Captions. The captions of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     (e) Waivers and Amendments. Except as otherwise permitted herein, any modification, supplement, or amendment to this Agreement, or any waiver hereunder, shall be effective only if made in writing and signed by the designated officer of each of the parties hereto. No waiver of any provisions of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of the party against whom such waiver or consent is claimed. No course of dealing or failure of any party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition. Waiver by either party of any default by the other party shall not be deemed a waiver of any other default.

     (f) Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contract entered into therein, without reference to principles of choice of law or conflicts of laws. Each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any State or Federal Court sitting in New York, over any suit, action or proceeding arising out of or relating

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

to this Agreement. Each party hereto agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such party at the address(es) set forth in Section 16(a) hereof shall be effective service of process for any action, suit or proceeding brought against such party in such court. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto agrees that final judgment in any such action, suit or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party may be subject, by suit upon such judgment.

     (g) No Third Party Beneficiaries. Except as otherwise expressly set forth in any provision of this Agreement, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     (h) Execution in Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.

     (i) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only as broad as is enforceable.

     (j) Waiver of Jury Trial; Multiplied and Punitive Damages. Each of the parties hereto irrevocably waives, with respect to any first party action filed by the other party (but not as to any action by one party against the other seeking indemnification for a third party claim against the party initiating the action, to the extent that such damages may be recoverable as part of the indemnification by the indemnified party) (i) any and all right to trial by jury, and (ii) any right to punitive, incidental, consequential or multiplied damages, either pursuant to common law or statute, in any legal proceedings arising out of or related to this Agreement or the transactions contemplated hereby, except for the liable party's fraud, theft, embezzlement or other intentional acts or omissions of bad faith.

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

     IN WITNESS WHEREOF, the parties have, by their duly authorized representatives, executed and delivered this Agreement as of the Effective Date.

SECURITY LIFE OF DENVER                  ING NORTH AMERICA INSURANCE CORPORATION
INSURANCE COMPANY

By: /s/ Mark Tullis                      By: /s/ David Pendergrass
    -------------------------------          -------------------------------
Print: Mark Tullis                       Print: David Pendergrass
       ----------------------------             ----------------------------
Title: President                         Title: Vice President
       ----------------------------             ----------------------------
Date: December 31, 2004                  Date: December 31, 2004
      -----------------------------            -----------------------------

                                         SCOTTISH RE (U.S.), INC.


                                         By: /s/ Oscar Scofield
                                             -----------------------------
                                         Print: Oscar Scofield
                                                --------------------------
                                         Title: CEO/ President
                                                --------------------------
                                         Date: December 31, 2004
                                               ---------------------------


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